Exhibit 99.1

News release

FOR IMMEDIATE RELEASE

SANDY SPRING BANCORP REPORTS NET INCOME OF $28.3 MILLION FOR THE SECOND QUARTER

Company’s Earnings Demonstrate Sustained Success

OLNEY, MARYLAND, July 18, 2019 — Sandy Spring Bancorp, Inc., (Nasdaq-SASR), the parent company of Sandy Spring Bank, reported net income for the second quarter of 2019 of $28.3 million ($0.79 per diluted share) compared to net income of $24.4 million ($0.68 per diluted share) for the second quarter of 2018 and net income of $30.3 million ($0.85 per diluted share) for the first quarter of 2019. The prior year’s earnings for the second quarter contained $2.2 million in merger expenses, while the prior quarter contained a $1.8 million interest recovery from acquired impaired loans, a credit versus a provision for loan losses and $0.6 million in life insurance mortality proceeds. There were no similar items in the current quarter’s earnings.

“We continue to deliver a consistent performance and steady year-over-year earnings, allowing us to once again increase dividends in the second quarter,” said Daniel J. Schrider, President and Chief Executive Officer. “We grew deposits in meaningful ways and our Mortgage, Wealth and Insurance divisions achieved solid results.”

“We also demonstrated a nimble response to a challenging interest rate environment and maintained our strong credit quality,” added Schrider. “Overall, we are well positioned for continued growth and success.”

Second Quarter Highlights:

•	Total loans increased 5% compared to the second quarter of 2018. Loans outstanding remained stable compared to the prior quarter, as overall loan production and commitment origination in previously unfunded construction lending was offset by portfolio run-off which was impacted by changes in the interest rate environment and competitive forces in the marketplace. The bank also successfully executed on a strategy to sell the majority of its mortgage loan production for gains versus retaining them in the loan portfolio.

•	Total deposits grew 9% from the second quarter of 2018 and 8% from the end of 2018. This deposit growth has reduced the loan to deposit ratio from 111% at year-end 2018 to 103% at the end of the current quarter. The year-to-date deposit growth included a 16% increase in noninterest-bearing deposits and a 20% reduction in wholesale deposits.

•	Current quarter has a $1.6 million charge for the provision for loan losses compared to the prior quarter’s $0.1 million credit to the provision.

•	The net interest margin was 3.54% for the second quarter of 2019 compared to 3.56% for the second quarter of 2018 and 3.52% for the first quarter of 2019, after adjusting for recovered interest income of $1.8 million on acquired credit impaired loans. The current quarter’s margin benefited from an increase in average noninterest-bearing deposits and a shifting of short-term of FHLB borrowings into medium-term lower rate borrowings.

•	Second quarter results reflected an annualized return on average assets of 1.37% and annualized return on average equity of 10.32% as compared to 1.23% and 9.66% respectively for the second quarter of 2018. Exclusive of merger costs on an after-tax basis, the return on average assets and return on average equity for the second quarter of 2018 would have been 1.32% and 10.32%, respectively.

•	Non-interest income increased 11% from the prior year quarter driven by income from mortgage banking activities that grew 58% during the same period. Growth was experienced in almost every other major category of non-interest income.

•	The non-GAAP efficiency ratio was 51.71% for the current quarter as compared to 52.98% for the second quarter of 2018 and 51.44% for the first quarter of 2019. The stability of the current quarter’s non-GAAP ratio, as compared to the previous quarter’s, reflects the slight decline in non-interest expense during the second quarter of 2019 compared to the first quarter of the current year.

•	Dividends paid increased by 7% or $0.02 per share during the current quarter to $0.30 per share. Additionally, as a result of net earnings during the past twelve months, tangible book value per share and tangible common equity have grown 11% from the second quarter of 2018.

Review of Balance Sheet and Credit Quality

At June 30, 2019, total assets amounted to $8.4 billion compared to $8.2 billion at June 30, 2018. Total loans at June 30, 2019, were $6.6 billion compared to $6.3 billion at June 30, 2018 and $6.6 billion at December 31, 2018. The loan portfolio has remained level from December 31, 2018 through June 30, 2019 despite $389 million in new funded loan production during this period. In addition, commercial loans originated year-to-date had total unfunded commitments of $209 million as of June 30, 2019. Growth of the loan portfolio during the previous six months was limited due to the attrition attributable to the competitive forces in the regional economy and recent shifts that have occurred in interest rates and the sales of the majority of mortgage loan production.

Tangible common equity totaled $767 million at June 30, 2019, compared to $690 million at June 30, 2018 as the ratio of tangible common equity to tangible assets grew to 9.54% at June 30, 2019, as compared to 8.85% at June 30, 2018. The Company had a total risk-based capital ratio of 12.79%, a common equity tier 1 risk-based capital ratio of 11.43%, a tier 1 risk-based capital ratio of 11.59% and a tier 1 leverage ratio of 9.80% at June 30, 2019.

The ratio of non-performing loans to total loans increased to 0.58% at June 30, 2019, compared to 0.46% at June 30, 2018. Non-performing loans totaled $37.7 million at June 30, 2019, compared to $28.8 million at June 30, 2018, and $40.1 million at March 31, 2019. The growth in non-performing loans over the prior period occurred as a result of modest increases in all segments of the loan portfolio, predominantly loans secured by real estate. Non-performing loans include accruing loans 90 days or more past due and restructured loans, but exclude purchased credit impaired loans acquired in the prior year’s acquisition of WashingtonFirst Bankshares, Inc. (“WashingtonFirst”).

Loan charge-offs, net of recoveries, totaled $0.7 million for the second quarter of 2019 compared to $0.2 million for the second quarter of 2018. The allowance for loan losses represented 0.82% of outstanding loans and 143% of non-performing loans at June 30, 2019, compared to 0.78% of outstanding loans and 168% of non-performing loans at June 30, 2018. While non-performing loans increased from June 30, 2018 to the current quarter, the related reserves for those loans remained stable due to adequate collateral values.

Income Statement Review

For the second quarter of 2019, net interest income increased 4% to $66.2 million compared to $63.8 million for the second quarter of 2018 as average loans from quarter to quarter increased 7%, primarily as a result of the Company’s organic loan growth during the period. The net interest margin for the current quarter was 3.54% compared to the net interest margin for the second quarter of 2018 of 3.56%. Amortization of the fair value adjustments to both interest-earning assets and interest-bearing liabilities directly attributable to the WashingtonFirst acquisition had a 5 basis point positive effect on the net interest margin for the current period compared to 12 basis points for the same period of the prior year.

The provision for loan losses was $1.6 million for the second quarter of 2019, compared to $1.7 million for the second quarter of 2018. The current quarter’s provision reflects the impact of organic loan production and the need to establish a loan loss provision for re-underwritten previously acquired loans that had reached their maturity under their original lending arrangements.

Non-interest income increased to $16.6 million, or 11%, for the second quarter of 2019, compared to $14.9 million for the second quarter of 2018. The increase in non-interest income was due primarily to the 58% increase in income from mortgage banking activities due to increased residential lending volumes. Increases occurred in all non-interest income sources during the current quarter with the exception of income from bank-owned life insurance which remained level as compared to the second quarter of 2018.

Non-interest expenses decreased 3% to $43.9 million for the second quarter of 2019, compared to $45.1 million in the second quarter of 2018. The prior year quarter included $2.2 million in merger expenses. Excluding the merger expenses from the prior year, non-interest expense increased 2% compared to the prior year, driven by higher compensation costs and an increase in equipment expenses from software costs. The non-GAAP efficiency ratio improved to 51.71% for the second quarter of 2019, compared to 52.98% for the second quarter of 2018, as a result of the growth in net revenue streams.

Net interest income for the first six months of 2019 increased 5% compared to the first six months of 2018 due principally to loan growth. During the first six months of 2019, the net interest margin was 3.58% compared to 3.57% for the prior year period. The first six months of 2019 included $1.8 million in recovered interest income on acquired credit impaired loans. Excluding the recovered interest income, the interest margin would have been 3.53%. Additionally, year-to-date 2019, the amortization of the fair value adjustments attributable to the WashingtonFirst acquisition had a 6 basis point positive impact on the net interest margin compared to 12 basis points for the prior year period.

The provision for loan losses was $1.5 million for the first six months of 2019, compared to $3.7 million for the first six months of 2018. The decrease in the provision for the current period compared to the prior year was primarily the result of the overall improvement in the qualitative credit metrics of the loan portfolio during the previous twelve months.

Non-interest income was $33.5 million for the first six months of 2019, compared to $32.0 million for the first six months of 2018. Excluding life insurance mortality proceeds of $0.6 million and $1.6 million from the first six months of each year, non-interest income increased 8%. This increase was driven by income from mortgage banking activities, which increased 44% from the prior year-to-date to $6.1 million for the six months ended June 30, 2019 as a result of the rise in mortgage lending activity during the second quarter of 2019. Sales of originated mortgage loans rose 27% during the current period compared to the same period for 2018.

Non-interest expenses decreased 7% to $88.1 million for the first six months of 2019, compared to $94.7 million for the prior year period. The prior year period included $11.2 million in merger expenses. Excluding merger expenses, non-interest expense rose 5%, driven by increases in salaries and benefits, software costs and expenses from outside data services. The non-GAAP efficiency ratio remained relatively stable at 51.57% for the first six months of 2019 compared to 51.25% for the first six months of 2018.

Explanation of Non-GAAP Financial Measures

This news release contains financial information and performance measures determined by methods other than in accordance with generally accepted accounting principles in the United States (“GAAP”). The Company’s management believes that the supplemental non-GAAP information provides a better comparison of period-to-period operating performance. Additionally, the Company believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors. Non-GAAP measures used in this release consist of the following:

•	Adjusted diluted earnings per share is non-GAAP in that it excludes merger expenses and other selected items, net of tax.
•	Tangible common equity and related measures are non-GAAP measures that exclude the impact of intangible assets.
•	The non-GAAP efficiency ratio is non-GAAP in that it excludes amortization of intangible assets, merger expenses and securities gains and includes tax-equivalent income.

These disclosures should not be viewed as a substitute for financial results in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Please refer to the Non-GAAP Reconciliation table included with this release for details on the earnings impact of these items.

Conference Call

The Company’s management will host a conference call to discuss its second quarter results today at 2:00 P.M. (ET). A live Webcast of the conference call is available through the Investor Relations section of the Sandy Spring Website at www.sandyspringbank.com. Participants may call 1-866-235-9910. A password is not necessary. Visitors to the Website are advised to log on 10 minutes ahead of the scheduled start of the call. An internet-based replay will be available on the website until 9:00 am (ET) August 1, 2019. A replay of the teleconference will be available through the same time period by calling 1-877-344-7529 under conference call number 10132793.

About Sandy Spring Bancorp, Inc.

Sandy Spring Bancorp, Inc., headquartered in Olney, Maryland, is the holding company for Sandy Spring Bank. Independent and community-oriented, Sandy Spring Bank offers a broad range of commercial banking, retail banking, mortgage and trust services throughout central Maryland, Northern Virginia, and the greater Washington, D.C. market. Through its subsidiaries, Sandy Spring Insurance Corporation and West Financial Services, Inc., Sandy Spring Bank also offers a comprehensive menu of insurance and wealth management services. Visit www.sandyspringbank.com for more information.

For additional information or questions, please contact:

Daniel J. Schrider, President & Chief Executive Officer, or

Philip J. Mantua, E.V.P. & Chief Financial Officer

Sandy Spring Bancorp

17801 Georgia Avenue

Olney, Maryland 20832

1-800-399-5919

Email:      DSchrider@sandyspringbank.com

                 PMantua@sandyspringbank.com

Website: www.sandyspringbank.com

Media Contact:

Jen Schell

301-570-8331

jschell@sandyspringbank.com

Forward-Looking Statements

Sandy Spring Bancorp makes forward-looking statements in this news release and in the conference call regarding this news release. These forward-looking statements may include: statements of goals, intentions, earnings expectations, and other expectations; estimates of risks and of future costs and benefits; assessments of probable loan losses; assessments of market risk; and statements of the ability to achieve financial and other goals.

Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Sandy Spring Bancorp does not assume any duty and does not undertake to update its forward-looking statements. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those that Sandy Spring Bancorp anticipated in its forward-looking statements and future results could differ materially from historical performance.

Sandy Spring Bancorp’s forward-looking statements are subject to the following principal risks and uncertainties: general economic conditions and trends, either nationally or locally; conditions in the securities markets; changes in interest rates; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; changes in real estate values; changes in the quality or composition of the Company’s loan or investment portfolios; changes in competitive pressures among financial institutions or from non-financial institutions; the Company’s ability to retain key members of management; changes in legislation, regulations, and policies; the possibility that any of the anticipated benefits of acquisitions will not be realized or will not be realized within the expected time period; and a variety of other matters which, by their nature, are subject to significant uncertainties. Sandy Spring Bancorp provides greater detail regarding some of these factors in its Form 10-K for the year ended December 31, 2018, including in the Risk Factors section of that report, and in its other SEC reports. Sandy Spring Bancorp’s forward-looking statements may also be subject to other risks and uncertainties, including those that it may discuss elsewhere in this news release or in its filings with the SEC, accessible on the SEC’s Web site at www.sec.gov.

Sandy Spring Bancorp, Inc. and Subsidiaries

FINANCIAL HIGHLIGHTS - UNAUDITED

	Three Months Ended			Six Months Ended
	June 30,		%	June 30,		%
(Dollars in thousands, except per share data)	2019	2018	Change	2019	2018	Change
Results of Operations:
Net interest income	$66,185	$63,818	4%	$132,935	$126,709	5%
Provision for loan losses	1,633	1,733	(6)	1,505	3,730	(60)
Non-interest income	16,556	14,868	11	33,525	31,986	5
Non-interest expenses	43,887	45,082	(3)	88,079	94,723	(7)
Income before income taxes	37,221	31,871	17	76,876	60,242	28
Net income	28,276	24,399	16	58,593	46,064	27

Pre-tax pre-provision pre-merger income (5)	$38,854	$35,832	8	$78,381	$75,158	4

Return on average assets	1.37%	1.23%		1.43%	1.18%
Return on average common equity	10.32%	9.66%		10.88%	9.18%
Net interest margin	3.54%	3.56%		3.58%	3.57%
Efficiency ratio - GAAP basis (1)	53.04%	57.29%		52.91%	59.69%
Efficiency ratio - Non-GAAP basis (1)	51.71%	52.98%		51.57%	51.25%

Per share data:
Basic net income	$0.79	$0.68	16%	$1.64	$1.29	27%
Diluted net income	$0.79	$0.68	16	$1.63	$1.29	26
Average fully diluted shares	35,890,437	35,743,927	-	35,865,518	35,710,323	-
Dividends declared per share	$0.30	$0.28	7	$0.58	$0.54	7
Book value per share	31.43	28.90	9	31.43	28.90	9
Tangible book value per share (5)	21.54	19.42	11	21.54	19.42	11
Outstanding shares	35,614,953	35,511,943	-	35,614,953	35,511,943	-

Financial Condition at period-end:
Investment securities	$955,715	$1,017,274	(6)%	$955,715	$1,017,274	(6)%
Loans	6,551,243	6,250,073	5	6,551,243	6,250,073	5
Interest-earning assets	7,713,364	7,532,664	2	7,713,364	7,532,664	2
Assets	8,398,519	8,152,600	3	8,398,519	8,152,600	3
Deposits	6,389,749	5,837,826	9	6,389,749	5,837,826	9
Interest-bearing liabilities	5,136,860	5,168,055	(1)	5,136,860	5,168,055	(1)
Stockholders' equity	1,119,445	1,026,349	9	1,119,445	1,026,349	9

Capital ratios:
Tier 1 leverage (4)	9.80%	9.27%		9.80%	9.27%
Tier 1 capital to risk-weighted assets (4)	11.59%	11.01%		11.59%	11.01%
Total regulatory capital to risk-weighted assets (4)	12.79%	12.19%		12.79%	12.19%
Common equity tier 1 capital to risk-weighted assets (4)	11.43%	10.85%		11.43%	10.85%
Tangible common equity to tangible assets (2)	9.54%	8.85%		9.54%	8.85%
Average equity to average assets	13.25%	12.78%		13.12%	12.83%

Credit quality ratios:
Allowance for loan losses to loans	0.82%	0.78%		0.82%	0.78%
Non-performing loans to total loans	0.58%	0.46%		0.58%	0.46%
Non-performing assets to total assets	0.47%	0.38%		0.47%	0.38%
Allowance for loan losses to non-performing loans	143.33%	168.17%		143.33%	168.17%
Annualized net charge-offs to average loans (3)	0.04%	0.01%		0.03%	0.02%

(1)	The efficiency ratio - GAAP basis is non-interest expenses divided by net interest income plus non-interest income from the Condensed Consolidated Statements of Income. The traditional efficiency ratio - Non-GAAP basis excludes intangible asset amortization and merger expenses from non-interest expense; securities gains from non-interest income and adds the tax-equivalent adjustment to net interest income. See the Reconciliation Table included with these Financial Highlights.
(2)	The tangible common equity to tangible assets ratio is a non-GAAP ratio that divides assets excluding intangible assets into stockholders' equity after deducting intangible assets and other comprehensive gains (losses). See the Reconciliation Table included with these Financial Highlights.
(3)	Calculation utilizes average loans, excluding residential mortgage loans held-for-sale.
(4)	Estimated ratio at June 30, 2019
(5)	Represents a Non-GAAP measure.

Sandy Spring Bancorp, Inc. and Subsidiaries

RECONCILIATION TABLE - UNAUDITED

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in thousands)	2019	2018	2019	2018
Pre-tax pre-provision pre-merger income:
Net income	$28,276	$24,399	$58,593	$46,064
Plus non-GAAP adjustments:
Merger expenses	-	2,228	-	11,186
Income taxes	8,945	7,472	18,283	14,178
Provision for loan losses	1,633	1,733	1,505	3,730
Pre-tax pre-provision pre-merger income	$38,854	$35,832	$78,381	$75,158

Efficiency ratio - GAAP basis:
Non-interest expenses	$43,887	$45,082	$88,079	$94,723

Net interest income plus non-interest income	$82,741	$78,686	$166,460	$158,695

Efficiency ratio - GAAP basis	53.04%	57.29%	52.91%	59.69%

Efficiency ratio - Non-GAAP basis:
Non-interest expenses	$43,887	$45,082	$88,079	$94,723
Less non-GAAP adjustments:
Amortization of intangible assets	483	541	974	1,082
Merger expenses	-	2,228	-	11,186
Non-interest expenses - as adjusted	$43,404	$42,313	$87,105	$82,455

Net interest income plus non-interest income	$82,741	$78,686	$166,460	$158,695
Plus non-GAAP adjustment:
Tax-equivalent income	1,209	1,177	2,450	2,262
Less non-GAAP adjustment:
Securities gains	5	-	5	63
Net interest income plus non-interest income - as adjusted	$83,945	$79,863	$168,905	$160,894

Efficiency ratio - Non-GAAP basis	51.71%	52.98%	51.57%	51.25%

Tangible common equity ratio:
Total stockholders' equity	$1,119,445	$1,026,349	$1,119,445	$1,026,349
Accumulated other comprehensive loss	3,565	20,556	3,565	20,556
Goodwill	(347,149)	(346,312)	(347,149)	(346,312)
Other intangible assets, net	(8,813)	(10,868)	(8,813)	(10,868)
Tangible common equity	$767,048	$689,725	$767,048	$689,725

Total assets	$8,398,519	$8,152,600	$8,398,519	$8,152,600
Goodwill	(347,149)	(346,312)	(347,149)	(346,312)
Other intangible assets, net	(8,813)	(10,868)	(8,813)	(10,868)
Tangible assets	$8,042,557	$7,795,420	$8,042,557	$7,795,420

Tangible common equity ratio	9.54%	8.85%	9.54%	8.85%

Outstanding common shares	35,614,953	35,511,943	35,614,953	35,511,943
Tangible book value per common share	$21.54	$19.42	$21.54	$19.42

Sandy Spring Bancorp, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF CONDITION - UNAUDITED

	June 30,	December 31,	June 30,
(Dollars in thousands)	2019	2018	2018
Assets
Cash and due from banks	$75,781	$67,014	$69,451
Federal funds sold	583	609	1,434
Interest-bearing deposits with banks	155,312	33,858	223,883
Cash and cash equivalents	231,676	101,481	294,768
Residential mortgage loans held for sale (at fair value)	50,511	22,773	40,000
Investments available-for-sale (at fair value)	901,025	937,335	942,832
Other equity securities	54,690	73,389	74,442
Total loans	6,551,243	6,571,634	6,250,073
Less: allowance for loan losses	(54,024)	(53,486)	(48,493)
Net loans	6,497,219	6,518,148	6,201,580
Premises and equipment, net	60,372	61,942	62,275
Other real estate owned	1,486	1,584	2,361
Accrued interest receivable	26,148	24,609	23,197
Goodwill	347,149	347,149	346,312
Other intangible assets, net	8,813	9,788	10,868
Other assets	219,430	145,074	153,965
Total assets	$8,398,519	$8,243,272	$8,152,600

Liabilities
Noninterest-bearing deposits	$2,023,614	$1,750,319	$1,910,690
Interest-bearing deposits	4,366,135	4,164,561	3,927,136
Total deposits	6,389,749	5,914,880	5,837,826
Securities sold under retail repurchase agreements and federal funds purchased	150,604	327,429	139,647
Advances from FHLB	582,768	848,611	1,063,777
Subordinated debentures	37,353	37,425	37,495
Accrued interest payable and other liabilities	118,600	47,024	47,506
Total liabilities	7,279,074	7,175,369	7,126,251

Stockholders' Equity
Common stock -- par value $1.00; shares authorized 100,000,000; shares issued and outstanding 35,614,953, 35,530,734 and 35,511,943 at June 30, 2019, December 31, 2018 and June 30, 2018, respectively	35,615	35,531	35,512
Additional paid in capital	608,006	606,573	604,631
Retained earnings	479,389	441,553	406,762
Accumulated other comprehensive loss	(3,565)	(15,754)	(20,556)
Total stockholders' equity	1,119,445	1,067,903	1,026,349
Total liabilities and stockholders' equity	$8,398,519	$8,243,272	$8,152,600

Sandy Spring Bancorp, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in thousands, except per share data)	2019	2018	2019	2018
Interest Income:
Interest and fees on loans	$79,464	$70,672	$159,861	$138,264
Interest on loans held for sale	381	279	573	647
Interest on deposits with banks	428	514	622	871
Interest and dividends on investment securities:
Taxable	5,396	5,083	11,081	10,185
Exempt from federal income taxes	1,544	2,042	3,254	4,114
Interest on federal funds sold	1	7	6	20
Total interest income	87,214	78,597	175,397	154,101
Interest Expense:
Interest on deposits	16,146	8,851	30,626	15,810
Interest on retail repurchase agreements and federal funds purchased	290	108	688	216
Interest on advances from FHLB	4,103	5,338	10,167	10,416
Interest on subordinated debt	490	482	981	950
Total interest expense	21,029	14,779	42,462	27,392
Net interest income	66,185	63,818	132,935	126,709
Provision for loan losses	1,633	1,733	1,505	3,730
Net interest income after provision for loan losses	64,552	62,085	131,430	122,979
Non-interest Income:
Investment securities gains	5	-	5	63
Service charges on deposit accounts	2,442	2,290	4,749	4,549
Mortgage banking activities	3,270	2,064	6,133	4,271
Wealth management income	5,539	5,387	10,775	10,448
Insurance agency commissions	1,265	1,180	3,165	3,004
Income from bank owned life insurance	654	670	1,843	3,001
Bank card fees	1,467	1,393	2,719	2,763
Other income	1,914	1,884	4,136	3,887
Total non-interest income	16,556	14,868	33,525	31,986
Non-interest Expenses:
Salaries and employee benefits	25,489	24,664	51,465	48,576
Occupancy expense of premises	4,760	4,642	9,991	9,584
Equipment expenses	2,712	2,243	5,288	4,468
Marketing	887	945	1,830	2,093
Outside data services	1,962	1,707	3,740	3,104
FDIC insurance	1,084	1,390	2,220	2,583
Amortization of intangible assets	483	541	974	1,082
Merger expenses	-	2,228	-	11,186
Professional fees and services	1,634	1,699	2,879	2,739
Other expenses	4,876	5,023	9,692	9,308
Total non-interest expenses	43,887	45,082	88,079	94,723
Income before income taxes	37,221	31,871	76,876	60,242
Income tax expense	8,945	7,472	18,283	14,178
Net income	$28,276	$24,399	$58,593	$46,064

Net Income Per Share Amounts:
Basic net income per share	$0.79	$0.68	$1.64	$1.29
Diluted net income per share	$0.79	$0.68	$1.63	$1.29
Dividends declared per share	$0.30	$0.28	$0.58	$0.54

Sandy Spring Bancorp, Inc. and Subsidiaries

HISTORICAL TRENDS - QUARTERLY FINANCIAL DATA - UNAUDITED

	2019		2018
(Dollars in thousands, except per share data)	Q2	Q1	Q4	Q3	Q2	Q1
Profitability for the Quarter:
Tax-equivalent interest income	$88,423	$89,424	$86,839	$85,595	$79,774	$76,589
Interest expense	21,029	21,433	19,462	16,783	14,779	12,613
Tax-equivalent net interest income	67,394	67,991	67,377	68,812	64,995	63,976
Tax-equivalent adjustment	1,209	1,241	1,232	1,221	1,177	1,085
Provision (credit) for loan losses	1,633	(128)	3,403	1,890	1,733	1,997
Non-interest income	16,556	16,969	14,030	15,033	14,868	17,118
Non-interest expenses	43,887	44,192	42,667	42,393	45,082	49,641
Income before income taxes	37,221	39,655	34,105	38,341	31,871	28,371
Income tax expense	8,945	9,338	8,539	9,107	7,472	6,706
Net income	$28,276	$30,317	$25,566	$29,234	$24,399	$21,665
Financial Performance:
Pre-tax pre-provision pre-merger income	$38,854	$39,527	$37,508	$40,811	$35,832	$39,326
Return on average assets	1.37%	1.49%	1.25%	1.45%	1.23%	1.12%
Return on average common equity	10.32%	11.46%	9.70%	11.26%	9.66%	8.70%
Net interest margin	3.54%	3.60%	3.57%	3.71%	3.56%	3.58%
Efficiency ratio - GAAP basis (1)	53.04%	52.79%	53.22%	51.31%	57.29%	62.04%
Efficiency ratio - Non-GAAP basis (1)	51.71%	51.44%	51.78%	49.27%	52.98%	49.54%
Per Share Data:
Basic net income per share	$0.79	$0.85	$0.72	$0.82	$0.68	$0.61
Diluted net income per share	$0.79	$0.85	$0.72	$0.82	$0.68	$0.61
Average fully diluted shares	35,890,437	35,806,459	35,747,478	35,744,085	35,743,927	35,683,542
Dividends declared per common share	$0.30	$0.28	$0.28	$0.28	$0.28	$0.26
Non-interest Income:
Securities gains	$5	$-	$45	$82	$-	$63
Service charges on deposit accounts	2,442	2,307	2,459	2,316	2,290	2,259
Mortgage banking activities	3,270	2,863	1,130	1,672	2,064	2,207
Wealth management income	5,539	5,236	5,492	5,344	5,387	5,061
Insurance agency commissions	1,265	1,900	1,138	2,016	1,180	1,824
Income from bank owned life insurance	654	1,189	663	663	670	2,331
Bank card fees	1,467	1,252	1,368	1,436	1,393	1,370
Other income	1,914	2,222	1,735	1,504	1,884	2,003
Total Non-interest Income	$16,556	$16,969	$14,030	$15,033	$14,868	$17,118
Non-interest Expense:
Salaries and employee benefits	$25,489	$25,976	$23,934	$24,488	$24,664	$23,912
Occupancy expense of premises	4,760	5,231	4,413	4,355	4,642	4,942
Equipment expenses	2,712	2,576	2,426	2,441	2,243	2,225
Marketing	887	943	1,061	770	945	1,148
Outside data services	1,962	1,778	1,763	1,736	1,707	1,397
FDIC insurance	1,084	1,136	1,255	1,257	1,390	1,193
Amortization of intangible assets	483	491	540	540	541	541
Merger expenses	-	-	-	580	2,228	8,958
Professional fees and services	1,634	1,245	1,966	1,351	1,699	1,040
Other expenses	4,876	4,816	5,309	4,875	5,023	4,285
Total Non-interest Expense	$43,887	$44,192	$42,667	$42,393	$45,082	$49,641

(1)	The efficiency ratio - GAAP basis is non-interest expenses divided by net interest income plus non-interest income from the Condensed Consolidated Statements of Income. The traditional efficiency ratio - Non-GAAP basis excludes intangible asset amortization and merger expenses from non-interest expense; securities gains from non-interest income; and adds the tax-equivalent adjustment to net interest income. See the Reconciliation Table included with these Financial Highlights.

Sandy Spring Bancorp, Inc. and Subsidiaries

HISTORICAL TRENDS - QUARTERLY FINANCIAL DATA - UNAUDITED

	2019		2018
(Dollars in thousands)	Q2	Q1	Q4	Q3	Q2	Q1
Balance Sheets at Quarter End:
Residential mortgage loans	$1,241,081	$1,249,968	$1,228,247	$1,181,427	$1,106,674	$992,287
Residential construction loans	171,106	176,388	186,785	188,779	197,372	215,445
Commercial AD&C loans	658,709	688,939	681,201	631,589	609,266	564,871
Commercial investor real estate loans	1,994,027	1,962,879	1,958,395	1,924,397	1,923,827	1,928,439
Commercial owner occupied real estate loans	1,224,986	1,216,713	1,202,903	1,201,673	1,184,421	1,174,739
Commercial business loans	772,158	769,660	796,264	738,083	702,939	652,797
Consumer loans	489,176	505,443	517,839	523,011	525,574	532,973
Total loans	6,551,243	6,569,990	6,571,634	6,388,959	6,250,073	6,061,551
Allowance for loan losses	(54,024)	(53,089)	(53,486)	(50,409)	(48,493)	(46,931)
Loans held for sale	50,511	24,998	22,773	31,581	40,000	28,486
Investment securities	955,715	987,299	1,010,724	992,797	1,017,274	1,040,339
Interest-earning assets	7,713,364	7,648,654	7,639,598	7,428,534	7,532,664	7,285,731
Total assets	8,398,519	8,327,900	8,243,272	8,034,565	8,152,600	7,894,918
Noninterest-bearing demand deposits	2,023,614	1,813,708	1,750,319	1,902,537	1,910,690	1,767,523
Total deposits	6,389,749	6,224,523	5,914,880	5,898,394	5,837,826	5,627,206
Customer repurchase agreements	150,604	122,626	137,429	142,669	139,647	149,323
Total interest-bearing liabilities	5,136,860	5,297,108	5,378,026	5,042,431	5,168,055	5,057,645
Total stockholders' equity	1,119,445	1,095,848	1,067,903	1,042,716	1,026,349	1,014,608
Quarterly Average Balance Sheets:
Residential mortgage loans	$1,244,086	$1,230,319	$1,188,135	$1,122,946	$1,034,062	$1,117,478
Residential construction loans	174,095	189,720	202,710	215,578	223,171	193,327
Commercial AD&C loans	686,282	676,205	647,115	632,354	576,076	582,876
Commercial investor real estate loans	1,960,919	1,964,699	1,936,936	1,905,427	1,924,759	1,988,340
Commercial owner occupied real estate loans	1,215,632	1,207,799	1,196,506	1,190,865	1,184,409	940,065
Commercial business loans	756,594	780,318	751,754	700,791	666,280	657,372
Consumer loans	505,235	515,644	522,453	524,605	531,965	538,198
Total loans	6,542,843	6,564,704	6,445,609	6,292,566	6,140,722	6,017,656
Loans held for sale	37,121	17,846	21,923	29,939	25,403	35,768
Investment securities	964,863	1,010,940	986,146	996,365	1,028,306	1,062,325
Interest-earning assets	7,619,240	7,627,187	7,495,338	7,372,536	7,311,272	7,212,878
Total assets	8,294,883	8,258,116	8,104,916	7,986,525	7,926,735	7,841,611
Noninterest-bearing demand deposits	1,796,802	1,682,720	1,766,672	1,822,931	1,796,644	1,651,258
Total deposits	6,247,409	5,952,942	5,822,580	5,783,992	5,657,420	5,489,715
Customer repurchase agreements	141,865	129,059	146,637	139,809	148,539	136,694
Total interest-bearing liabilities	5,269,209	5,403,946	5,230,254	5,076,717	5,058,016	5,116,904
Total stockholders' equity	1,099,078	1,073,291	1,045,378	1,030,167	1,013,081	1,010,106
Financial Measures:
Average equity to average assets	13.25%	13.00%	12.90%	12.90%	12.78%	12.88%
Investment securities to earning assets	12.39%	12.91%	13.23%	13.36%	13.50%	14.28%
Loans to earning assets	84.93%	85.90%	86.02%	86.01%	82.97%	83.20%
Loans to assets	78.00%	78.89%	79.72%	79.52%	76.66%	76.78%
Loans to deposits	102.53%	105.55%	111.10%	108.32%	107.06%	107.72%
Capital Measures:
Tier 1 leverage (1)	9.80%	9.61%	9.50%	9.46%	9.27%	9.21%
Tier 1 capital to risk-weighted assets (1)	11.59%	11.35%	11.06%	11.18%	11.01%	11.08%
Total regulatory capital to risk-weighted assets (1)	12.79%	12.54%	12.26%	12.38%	12.19%	12.27%
Common equity tier 1 capital to risk-weighted assets (1)	11.43%	11.19%	10.90%	11.02%	10.85%	10.92%
Book value per share	$31.43	$30.82	$30.06	$29.35	$28.90	$28.61
Outstanding shares	35,614,953	35,557,110	35,530,734	35,521,541	35,511,943	35,463,269

(1) Estimated ratio at June 30, 2019

Sandy Spring Bancorp, Inc. and Subsidiaries

LOAN PORTFOLIO QUALITY DETAIL - UNAUDITED

	2019		2018
(Dollars in thousands)	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
Non-Performing Assets:
Loans 90 days past due:
Commercial business	$-	$-	$49	$150	$6	$-
Commercial real estate:
Commercial AD&C	-	-	-	1,261	-	-
Commercial investor real estate	1,248	-	-	-	-	-
Commercial owner occupied real estate	-	90	-	13	112	-
Consumer	-	-	219	563	-	126
Residential real estate:
Residential construction	-	221	221	-	-	-
Residential construction	-	-	-	-	-	-
Total loans 90 days past due	1,248	311	489	1,987	118	126
Non-accrual loans:
Commercial business	7,083	8,013	7,086	6,352	6,883	6,634
Commercial real estate:
Commercial AD&C	1,990	3,306	3,306	136	136	136
Commercial investor real estate	6,409	6,071	5,355	5,861	5,878	5,813
Commercial owner occupied real estate	3,766	5,992	4,234	3,352	3,440	3,524
Consumer	4,439	4,081	4,107	4,098	4,298	3,244
Residential real estate:
Residential mortgage	10,625	9,704	9,336	9,134	6,251	7,063
Residential construction	-	156	159	163	168	174
Total non-accrual loans	34,312	37,323	33,583	29,096	27,054	26,588
Total restructured loans - accruing	2,133	2,479	1,942	2,224	1,663	2,678
Total non-performing loans	37,693	40,113	36,014	33,307	28,835	29,392
Other assets and real estate owned (OREO)	1,486	1,410	1,584	2,118	2,361	2,761
Total non-performing assets	$39,179	$41,523	$37,598	$35,425	$31,196	$32,153

	For the Quarter Ended,
	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2019	2019	2018	2018	2018	2018
Analysis of Non-accrual Loan Activity:
Balance at beginning of period	$37,323	$33,583	$29,096	$27,054	$26,588	$26,336
Non-accrual balances transferred to OREO	(195)	-	-	-	-	(289)
Non-accrual balances charged-off	(604)	(227)	(360)	(91)	(144)	(411)
Net payments or draws	(5,517)	(1,786)	(1,126)	(1,777)	(1,635)	(357)
Loans placed on non-accrual	3,396	6,202	5,973	4,193	2,245	1,309
Non-accrual loans brought current	(91)	(449)	-	(283)	-	-
Balance at end of period	$34,312	$37,323	$33,583	$29,096	$27,054	$26,588

Analysis of Allowance for Loan Losses:
Balance at beginning of period	$53,089	$53,486	$50,409	$48,493	$46,931	$45,257
Provision (credit) for loan losses	1,633	(128)	3,403	1,890	1,733	1,997
Less loans charged-off, net of recoveries:
Commercial business	735	7	(9)	(49)	(73)	322
Commercial real estate:
Commercial AD&C	(4)	-	-	-	-	(62)
Commercial investor real estate	(3)	(7)	109	(49)	(8)	(8)
Commercial owner occupied real estate	-	-	-	-	-	-
Consumer	(18)	182	45	85	244	99
Residential real estate:
Residential mortgage	(10)	89	183	(11)	13	(22)
Residential construction	(2)	(2)	(2)	(2)	(5)	(6)
Net charge-offs	698	269	326	(26)	171	323
Balance at end of period	$54,024	$53,089	$53,486	$50,409	$48,493	$46,931

Asset Quality Ratios:
Non-performing loans to total loans	0.58%	0.61%	0.55%	0.52%	0.46%	0.48%
Non-performing assets to total assets	0.47%	0.50%	0.46%	0.44%	0.38%	0.41%
Allowance for loan losses to loans	0.82%	0.81%	0.81%	0.79%	0.78%	0.77%
Allowance for loan losses to non-performing loans	143.33%	132.35%	148.51%	151.35%	168.17%	159.67%
Annualized net charge-offs to average loans	0.04%	0.02%	0.02%	0.00%	0.01%	0.02%

Sandy Spring Bancorp, Inc. and Subsidiaries

CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES - UNAUDITED

	Three Months Ended June 30,
	2019			2018
			Annualized			Annualized
	Average	(1)	Average	Average	(1)	Average
(Dollars in thousands and tax-equivalent)	Balances	Interest	Yield/Rate	Balances	Interest	Yield/Rate
Assets
Residential mortgage loans	$1,244,086	$11,971	3.85%	$1,034,062	$9,414	3.64%
Residential construction loans	174,095	1,873	4.32	223,171	2,199	3.95
Total mortgage loans	1,418,181	13,844	3.91	1,257,233	11,613	3.70
Commercial AD&C loans	686,282	10,268	6.00	576,076	8,271	5.76
Commercial investor real estate loans	1,960,919	24,357	4.98	1,924,759	22,661	4.72
Commercial owner occupied real estate loans	1,215,632	14,840	4.90	1,184,409	13,989	4.74
Commercial business loans	756,594	10,321	5.47	666,280	8,807	5.30
Total commercial loans	4,619,427	59,786	5.19	4,351,524	53,728	4.95
Consumer loans	505,235	6,335	5.03	531,965	5,753	4.40
Total loans (2)	6,542,843	79,965	4.90	6,140,722	71,094	4.64
Loans held for sale	37,121	381	4.11	25,403	279	4.39
Taxable securities	744,701	5,689	3.06	734,482	5,282	2.88
Tax-exempt securities (3)	220,162	1,959	3.56	293,824	2,598	3.54
Total investment securities (4)	964,863	7,648	3.17	1,028,306	7,880	3.06
Interest-bearing deposits with banks	73,793	428	2.32	114,869	514	1.79
Federal funds sold	620	1	0.60	1,972	7	1.44
Total interest-earning assets	7,619,240	88,423	4.65	7,311,272	79,774	4.37

Less: allowance for loan losses	(53,068)			(47,694)
Cash and due from banks	66,031			66,420
Premises and equipment, net	60,871			61,900
Other assets	601,809			534,837
Total assets	$8,294,883			$7,926,735

Liabilities and Stockholders' Equity
Interest-bearing demand deposits	$747,343	460	0.25%	$729,948	222	0.12%
Regular savings deposits	332,796	118	0.14	356,077	94	0.11
Money market savings deposits	1,690,413	6,589	1.56	1,554,304	4,571	1.18
Time deposits	1,680,055	8,979	2.14	1,220,447	3,964	1.30
Total interest-bearing deposits	4,450,607	16,146	1.46	3,860,776	8,851	0.92
Other borrowings	157,499	290	0.74	148,542	108	0.29
Advances from FHLB	623,727	4,103	2.64	1,011,180	5,338	2.12
Subordinated debentures	37,376	490	5.25	37,518	482	5.14
Total interest-bearing liabilities	5,269,209	21,029	1.60	5,058,016	14,779	1.17

Noninterest-bearing demand deposits	1,796,802			1,796,644
Other liabilities	129,794			58,994
Stockholders' equity	1,099,078			1,013,081
Total liabilities and stockholders' equity	$8,294,883			$7,926,735

Net interest income and spread		$67,394	3.05%		$64,995	3.20%
Less: tax-equivalent adjustment		1,209			1,177
Net interest income		$66,185			$63,818

Interest income/earning assets			4.65%			4.37%
Interest expense/earning assets			1.11			0.81
Net interest margin			3.54%			3.56%

(1)	Tax-equivalent income has been adjusted using the combined marginal federal and state rate of 26.13% for 2019 and 2018. The annualized taxable-equivalent adjustments utilized in the above table to compute yields aggregated to $1.2 million and $1.2 million in 2019 and 2018, respectively.
(2)	Non-accrual loans are included in the average balances.
(3)	Includes only investments that are exempt from federal taxes.
(4)	Available for sale investments are presented at amortized cost.

Sandy Spring Bancorp, Inc. and Subsidiaries

CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES - UNAUDITED

	Six Months Ended June 30,
	2019			2018
			Annualized			Annualized
	Average	(1)	Average	Average	(1)	Average
(Dollars in thousands and tax-equivalent)	Balances	Interest	Yield/Rate	Balances	Interest	Yield/Rate
Assets
Residential mortgage loans	$1,237,241	$23,759	3.84%	$1,075,540	$19,795	3.68%
Residential construction loans	181,864	3,836	4.25	208,332	4,043	3.91
Total mortgage loans	1,419,105	27,595	3.89	1,283,872	23,838	3.72
Commercial AD&C loans	681,271	20,148	5.96	579,458	16,407	5.71
Commercial investor real estate loans	1,962,799	50,086	5.15	1,956,374	46,089	4.75
Commercial owner occupied real estate loans	1,211,737	29,226	4.86	1,062,912	24,567	4.66
Commercial business loans	768,390	21,129	5.55	661,851	16,856	5.14
Total commercial loans	4,624,197	120,589	5.26	4,260,595	103,919	4.92
Consumer loans	510,411	12,665	5.00	535,064	11,299	4.32
Total loans (2)	6,553,713	160,849	4.94	6,079,531	139,056	4.61
Loans held for sale	27,537	573	4.17	30,557	647	4.24
Taxable securities	756,613	11,665	3.09	747,862	10,549	2.82
Tax-exempt securities (3)	231,161	4,132	3.57	297,359	5,220	3.51
Total investment securities (4)	987,774	15,797	3.20	1,045,221	15,769	3.02
Interest-bearing deposits with banks	53,543	622	2.34	104,115	871	1.69
Federal funds sold	624	6	1.97	2,925	20	1.36
Total interest-earning assets	7,623,191	177,847	4.70	7,262,349	156,363	4.33

Less: allowance for loan losses	(53,081)			(46,689)
Cash and due from banks	64,264			71,664
Premises and equipment, net	61,294			61,027
Other assets	580,933			535,844
Total assets	$8,276,601			$7,884,195

Liabilities and Stockholders' Equity
Interest-bearing demand deposits	$725,816	760	0.21%	$744,048	426	0.12%
Regular savings deposits	332,138	211	0.13	412,053	395	0.19
Money market savings deposits	1,674,608	12,896	1.55	1,467,823	7,698	1.06
Time deposits	1,625,469	16,759	2.08	1,225,755	7,291	1.20
Total interest-bearing deposits	4,358,031	30,626	1.42	3,849,679	15,810	0.83
Other borrowings	164,043	688	0.85	144,100	216	0.30
Advances from FHLB	773,856	10,167	2.65	1,055,982	10,416	1.99
Subordinated debentures	37,394	981	5.25	37,536	950	5.07
Total interest-bearing liabilities	5,333,324	42,462	1.61	5,087,297	27,392	1.09

Noninterest-bearing demand deposits	1,740,076			1,724,353
Other liabilities	116,945			60,943
Stockholders' equity	1,086,256			1,011,602
Total liabilities and stockholders' equity	$8,276,601			$7,884,195

Net interest income and spread		$135,385	3.09%		$128,971	3.24%
Less: tax-equivalent adjustment		2,450			2,262
Net interest income		$132,935			$126,709

Interest income/earning assets			4.70%			4.33%
Interest expense/earning assets			1.12			0.76
Net interest margin			3.58%			3.57%

(1)	Tax-equivalent income has been adjusted using the combined marginal federal and state rate of 26.13% for 2019 and 2018. The annualized taxable-equivalent adjustments utilized in the above table to compute yields aggregated to $2.5 million and $2.3 million in 2019 and 2018, respectively.
(2)	Non-accrual loans are included in the average balances.
(3)	Includes only investments that are exempt from federal taxes.
(4)	Available for sale investments are presented at amortized cost.